SUBSCRIPTION AGREEMENT

The Board of Directors
Pickford Minerals, Inc.
4620 Manilla Road SE, Suite 10
Calgary, AB  T2G 4B7

RE:     ACQUISITION OF COMMON SHARES OF PICKFORD MINERALS, INC.
     A NEVADA CORPORATION (THE "COMPANY")

Gentlemen:

     Concurrent with execution of this Agreement, I hereby subscribe for _______________ shares of the Company's Common Stock (the "Shares") at a purchase price of US$0.10 per share, and tender herewith the sum of $________________ USD payable to PICKFORD MINERALS, INC. as full payment for the aggregate subscribed shares.

     In connection with your offer of Shares, I represent and warrant that I am over the age of 21 years and that I have received a copy of the Company's Prospectus dated _________________ (the "Prospectus").

     I understand that this Subscription Agreement is not binding on the Company until accepted by it, and that the Company reserves the right to accept or reject, in whole or in part and at its sole discretion, any Subscription Agreement. I further understand that no federal or state agency has made any determination as to the fairness of the offering for investment purposes, nor any recommendations or endorsement of the Shares.

     This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the undersigned has executed this Agreement this ______ day of ____________, 2008.


                                   _____________________________________________
                                   Signature(s)

                                   _____________________________________________
                                   Print Name

Print Name(s) in which Shares are to be registered:

Address of Subscriber:             _____________________________________________

U.S. Resident? [  ] YES  [  ] NO   _____________________________________________
                                   Federal Tax ID# (U.S. citizens only)


ACCEPTANCE

The foregoing subscription is hereby accepted and receipt of payment is hereby acknowledged with respect to the Shares subscribed for above.

                                   PICKFORD MINERALS, INC.



                                   By:__________________________________________
                                        Fidel Thomas
                                        President